Exhibit 4.5
TWELFTH SUPPLEMENTAL INDENTURE
DATED AS OF JUNE 15, 2012
to
INDENTURE
dated as of September 22, 2005
among
MOLSON COORS CAPITAL FINANCE ULC,
as Issuer,
THE GUARANTORS NAMED THEREIN,
as Guarantors,
and
COMPUTERSHARE TRUST COMPANY OF CANADA
as Canadian Trustee

THIS TWELFTH SUPPLEMENTAL INDENTURE, dated as of June 15, 2012 (this “Supplemental Indenture”), to the Indenture dated as of September 22, 2005, as supplemented by the First Supplemental Indenture and Second Supplemental Indenture thereto, each dated as of September 22, 2005, the Third Supplemental Indenture thereto dated as of April 10, 2007, the Fourth Supplemental Indenture thereto dated as of February 1, 2008, the Fifth Supplemental Indenture thereto dated as of May 23, 2008, the Sixth Supplemental Indenture thereto dated as of June 27, 2008, the Seventh Supplemental Indenture thereto dated as of June 30, 2008, the Eighth Supplemental Indenture thereto dated as of December 25, 2010, the Ninth Supplemental Indenture thereto dated as of March 8, 2011, the Tenth Supplemental Indenture thereto dated November 11, 2011 and the Eleventh Supplemental Indenture thereto dated May 3, 2012 (collectively, the “Original Indenture” and, together with this Supplemental Indenture (the “Indenture”), among Molson Coors Capital Finance ULC, a Nova Scotia unlimited liability company (the “Company”), Molson Coors Brewing Company, a Delaware corporation (the “Parent”), Coors Brewing Company, a Colorado corporation, Molson Coors International LP, a Delaware limited partnership, CBC Holdco LLC, a Colorado limited liability company, MCBC International Holdco, Inc., a Colorado corporation, Molson Coors International General, ULC, a Nova Scotia unlimited liability company, Coors International Holdco, ULC, a Nova Scotia unlimited liability company, Molson

Coors Callco ULC, a Nova Scotia unlimited liability company, Molson Canada 2005, a Canadian partnership, MC Holding Company LLC, a Colorado limited liability company, CBC Holdco 2 LLC, a Colorado limited liability company, Newco3, Inc., a Colorado corporation, Molson Coors Brewing Company (UK) Limited, an English private limited company, Molson Coors Holdings Limited, an English private limited company, Golden Acquisition, an English private unlimited company and Molson Coors Holdco, Inc., a Delaware corporation (collectively, the “Guarantors”), and Computershare Trust Company of Canada, a trust company duly incorporated and existing under the laws of Canada, as successor to The Canada Trust Company, as Canadian Trustee (the “Canadian Trustee”).
WHEREAS, the Company, the Guarantors and the Canadian Trustee are authorized to enter into this Supplemental Indenture pursuant to Section 9.01 of the Original Indenture.
NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:
That the parties hereto hereby agree as follows:
Section 1.Defined Terms; Rules of Interpretation. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Indenture. The rules of interpretation set forth in the Indenture shall be applied hereto as if set forth in full herein.
Additional Subsidiary Guarantors. Molson Coors Holdco, Inc. hereby agrees to guarantee payment of the Securities as a Subsidiary Guarantor, on the same terms and conditions as those set forth in Article 10 of the Original Indenture.
Ratification of Original Indenture: Supplemental Indentures Part of Original Indenture. Except as expressly amended or supplemented hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of any Securities heretofore or hereafter authenticated and delivered pursuant thereto shall be bound hereby. Except only insofar as the Original Indenture may be inconsistent with the express provisions of this Supplemental Indenture, in which case the terms of this Supplemental Indenture shall govern and supersede those contained in the Original Indenture, this Supplemental Indenture shall henceforth have effect so far as practicable as if all the provisions of the Original Indenture were contained in one instrument.
Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Concerning the Canadian Trustee. In carrying out the Canadian Trustee’s responsibilities hereunder, the Canadian Trustee shall have all of the rights, protections, and immunities which the Canadian Trustee possesses under the Indenture. The recitals contained herein shall be taken as the statements of the Company, and the Canadian Trustee assumes no responsibility for their correctness. The Canadian Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.
IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

MOLSON COORS CAPITAL FINANCE ULC
	By:	/s/ Julio Ramirez
Name: Julio Ramirez
Title: Treasurer

GUARANTORS:	COORS BREWING COMPANY
	By:	/s/ Julio Ramirez
Name: Julio Ramirez
Title: Vice President – Taxation and Treasurer

MOLSON COORS BREWING COMPANY
	By:	/s/ Julio Ramirez
Name: Julio Ramirez
Title: Vice President ,Treasurer, Tax & Strategic Finance

CBC HOLDCO LLC
	By:	CBC HOLDCO 2 LLC, Managing Member
	By:	/s/ Julio Ramirez
Name: Julio Ramirez
Title: Vice President – Taxation and Treasurer

MOLSON COORS INTERNATIONAL LP
By:	MOLSON COORS INTERNATIONAL GENERAL, ULC, Its General Partner
By:	/s/ Julio Ramirez
Name: Julio Ramirez
Title: Vice President – Taxation and Treasurer

MOLSON COORS INTERNATIONAL GENERAL, ULC
By:	/s/ Julio Ramirez
Name: Julio Ramirez
Title: Treasurer

COORS INTERNATIONAL HOLDCO, ULC
By:	/s/ Julio Ramirez
Name: Julio Ramirez
Title: Treasurer

MOLSON COORS CALLCO ULC
By:	/s/ Julio Ramirez
Name: Julio Ramirez
Title: Treasurer

MOLSON CANADA 2005
By:	/s/ Kelly L. Brown
Name: Kelly L. Brown
Title: Chief Legal Officer

MC HOLDING COMPANY LLC
By:	/s/ Julio Ramirez
Name: Julio Ramirez
Title: Vice President – Taxation and Treasurer

CBC HOLDCO 2 LLC
By:	COORS BREWING COMPANY, Managing Member
By:	/s/ Julio Ramirez
Name: Julio Ramirez
Title: Vice President – Taxation and Treasurer

NEWCO3, INC.
By:	/s/ Julio Ramirez

Name: Julio Ramirez
Title: Treasurer

MOLSON COORS HOLDCO INC.
	By:	/s/ Julio Ramirez
Name: Julio Ramirez
Title: Treasurer

MOLSON COORS BREWING COMPANY (UK) LIMITED
	By:	/s/ Susan Albion
Name: Susan Albion
Title: Legal Director

MOLSON COORS HOLDINGS LIMITED
	By:	/s/ Susan Albion
Name: Susan Albion
Title: Legal Director

GOLDEN ACQUISITION
	By:	/s/ Susan Albion
Name: Susan Albion
Title: Legal Director

CANADIAN TRUSTEE:	COMPUTERSHARE TRUST COMPANY OF CANADA, as Canadian Trustee
By:
Name:
Title:

By:
Name:
Title: